Exhibit 2

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: April 4, 2023

PIVOTAL BIOVENTURE PARTNERS FUND I, L.P.

By: PIVOTAL BIOVENTURE PARTNERS FUND I G.P., L.P. Its General Partner,

By: PIVOTAL BIOVENTURE PARTNERS FUND I U.G.P. LTD Its General Partner,

By:	/s/ Robert Hopfner
Robert Hopfner
Authorized Signatory

PIVOTAL BIOVENTURE PARTNERS FUND II, L.P.

By: PIVOTAL BIOVENTURE PARTNERS FUND II G.P. LTD Its General Partner,

By:	/s/ Peter Tuxen Bisgaard
Peter Tuxen Bisgaard
Director

PIVOTAL BIOVENTURE PARTNERS FUND II G.P. LTD

By:	/s/ Peter Tuxen Bisgaard
Peter Tuxen Bisgaard
Director

PIVOTAL BIOVENTURE PARTNERS FUND I G.P., L.P.

By: PIVOTAL BIOVENTURE PARTNERS FUND I U.G.P. LTD Its General Partner,

By:	/s/ Robert Hopfner
Robert Hopfner
Authorized Signatory

PIVOTAL BIOVENTURE PARTNERS FUND I U.G.P. LTD

By:	/s/ Robert Hopfner
Robert Hopfner
Authorized Signatory

PIVOTAL PARTNERS LTD

By:	/s/ Sun Xintong
Name:	Sun Xintong
Title:	Director

PIVOTAL LIFE SCIENCES HOLDINGS LIMITED

By:	/s/ Sun Xintong
Name:	Sun Xintong
Title:	Director

NAN FUNG LIFE SCIENCES HOLDINGS LIMITED

By:	/s/ Sun Xintong
Sun Xintong
Director

NF INVESTMENT HOLDINGS LIMITED

By:	/s/ Tang Chun Wai Nelson
Tang Chun Wai Nelson
Director

NAN FUNG GROUP HOLDINGS LIMITED

By:	/s/ Tang Chun Wai Nelson
Tang Chun Wai Nelson
Director